HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

         Exhibit (11) - Statement Re: Computation of Earnings Per Share


                                                   Three Months     Three Months
                                                      Ended             Ended
                                                    March 31,          March 31,
                                                      1996               1995
                                                    ----------        ----------

PRIMARY
Average shares outstanding                          22,639,816        22,496,553
Net effect of dilutive stock
   options -- based on the
   treasury stock method using
   average market price                                 83,313           713,881
                                                    ----------        ----------
Totals                                              22,723,129        23,210,434
                                                    ==========        ==========

Net income                                         $   815,672       $   236,195
                                                   ===========       ===========

Per share amount                                   $      0.04       $      0.01
                                                   ===========       ===========

FULLY DILUTED
Average shares outstanding                          22,639,816        22,496,553
Net effect of dilutive stock
   options -- based on the
   treasury stock method using
   period-end market price                             413,326           720,065
                                                    ----------        ----------

Totals                                              23,053,142        23,216,618
                                                    ==========        ==========

Net income                                         $   815,672       $   236,195
                                                   ===========       ===========

Per share amount                                   $      0.04       $      0.01
                                                   ===========       ===========